Exhibit 99.2

Marquee Raine Acquisition Corp. Completes $373,750,000 Initial Public Offering

NEW YORK, NY – December 17, 2020 – Marquee Raine Acquisition Corp. (the “Company”) (Nasdaq: MRACU) today announced the closing of its initial public offering of 37,375,000 units, which includes 4,875,000 units issued upon the exercise of the underwriters’ overallotment option, which was exercised in full, at a public offering price of $10.00 per unit. Each unit consists of one Class A ordinary share of the Company and one-fourth of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share of the Company at a price of $11.50 per share. The units are listed on the Nasdaq Capital Market under the symbol “MRACU”. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the Nasdaq Capital Market under the symbols “MRAC” and “MRACW,” respectively.

The Sponsor of the Company is Marquee Raine Acquisition Sponsor LP, an affiliate of The Raine Group LLC (“The Raine Group”) and Marquee Sports Holdings SPAC I, LLC (“Marquee Sports Holdings”).

Credit Suisse Securities (USA) LLC is acting as the book-running manager for the offering. The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus may be obtained for free from the offices of Credit Suisse, Attention: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, NC 27560, telephone: (800)-221-1037 or by emailing: usa.prospectus@credit-suisse.com.

Registration statements relating to the securities became effective on December 14, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Marquee Raine Acquisition Corp.

Marquee Raine Acquisition Corp. is a newly incorporated blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While the company may pursue an acquisition opportunity in any business industry or sector, it intends to focus on high growth sectors of TMT including, but not limited to, opportunities in interactive entertainment and games, real money gaming, digital media, sports and sports-enabled assets, health and wellness, out-of-home and live entertainment, audio content and podcasting, technology, or other opportunities in adjacent sectors.

About The Raine Group

The Raine Group is a global merchant bank focused exclusively on technology, media, and telecommunications. The firm has offices in New York, San Francisco, Los Angeles, London, Shanghai, and Mumbai. With a global reach, Raine focuses on investment and advisory opportunities where its deep industry experience and unique network of strategic relationships can create value for portfolio companies and clients. For more information, visit www.raine.com.

About Marquee Sports Holdings

Marquee Sports Holdings is a leading sports, media, entertainment and hospitality company founded by the owners and management team of the Chicago Cubs and its subsidiaries and related parties.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Company’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. The Company undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Contact:

For The Raine Group

Mary Beth Grover/Taylor Ingraham

ASC Advisors

203 992 1230

mbgrover@ascadvisors.com / tingraham@ascadvisors.com

For Marquee Sports Holdings

Dennis Culloton

Culloton + Bauer Luce

Office 312.228.4780

Mobile 630.699.8811

dc@cullotonbauerluce.com